Exhibit 99.1

Bluejay Diagnostics Announces 1-for-4 Reverse Stock Split

January 27, 2026

ACTON, Mass., Jan. 27, 2026 (GLOBE NEWSWIRE) -- Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on January 29, 2026, and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on January 29, 2026 under the Company’s existing trading symbol, “BJDX.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 095633608.

At the effective time of the reverse stock split, every four (4) issued and outstanding shares of Bluejay common stock will be combined into one (1) share of common stock, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 2,834,133 shares to approximately 708,533 shares (and reduce the number of shares of the Company’s common stock issuable upon the exercise of prefunded warrants from 1,055,000 to 263,750). No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Bluejay common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Continental Stock Transfer & Trust Company (“Continental”), to act as its exchange agent for the reverse stock split. Stockholders with shares held in certificate form will receive from Continental instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Bluejay common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay does not yet have regulatory clearance for the Symphony System, and we will need to receive regulatory authorization from the U.S. Food and Drug Administration before Symphony can be marketed as a diagnostic product in the United States. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 7, 2025 and November 7, 2025, respectively. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Neil Dey

Bluejay Diagnostics, Inc.

neil.dey@bluejaydx.com

978-631-0310

Website: www.bluejaydx.com

Source: Bluejay Diagnostics, Inc.